                                                                   EXHIBIT 10.28

                             Dated March 28, 2001
                             --------------------



               (1)  THE EQUITABLE LIFE ASSURANCE SOCIETY


               (2)  VIRATA LIMITED


               (3)  VIRATA CORPORATION



                      -----------------------------------
                                     LEASE
                                      of
                        UNIT 230 CAMBRIDGE SCIENCE PARK
                                  MILTON ROAD
                                   CAMBRIDGE
                      -----------------------------------
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                                   CONTENTS


Clause    Heading

1.        INTERPRETATION...........................................   1

2.        DEMISE AND RENTS.........................................   6

3.        TENANT'S COVENANTS.......................................   7

4.        LANDLORD'S COVENANTS.....................................  30

5.        INSURANCE................................................  32

6.        RENT REVIEWS.............................................  34

7.        PROVISOS.................................................  39

8.        SERVICE CHARGE...........................................  44

9.        SURETY COVENANTS.........................................  46


          FIRST SCHEDULE
          The Demised Premise

          SECOND SCHEDULE
          Easements and other rights granted

          THIRD SCHEDULE
          Exceptions and Reservations

          FOURTH SCHEDULE
          Particulars of Landlord's services

          FIFTH SCHEDULE
          Deeds & Documents affecting the Demised Premises

          SIXTH SCHEDULE
          Surety Covenants

THIS LEASE is made on                    March 28, 2001


BETWEEN:

(1) THE EQUITABLE LIFE ASSURANCE SOCIETY (the "Landlord") (Company Registration Number 37038) whose registered office is at City Place House 55 Basinghall Street London EC2V 5DR; and

(2) VIRATA LIMITED (the "Tenant") (Company Registration Number 2798338) whose registered office is at Mount Pleasant House Huntingdon Road Cambridge CB3 0BL; and

(3) VIRATA CORPORATION (the "Surety") a company incorporated under the laws of the State of Delaware United States of America and having its principal place of business at 2933 Bunker Hill Lane Suite 201 Santa Clara California 95054 United States of America and whose address for service in England and Wales is Mount Pleasant House Huntingdon Road Cambridge CB3 0BL



IT IS AGREED as follows:


1.   INTERPRETATION

1.1 In these presents except as otherwise provided or where the context otherwise requires the following words and expressions shall have the following meanings:

     the "Common Parts": those parts of the Estate designed or intended for use in connection with the Estate by members of the public and/or for the joint use of any occupiers within the Estate and which shall include without prejudice to the generality of the foregoing all of the following namely all access roads unadopted roads courtyards malls service areas service roadways loading and unloading bays service ramp car parking bridges gardens pathways pavements pedestrian ways landscaped areas lifts plant and machinery (if applicable) fire escape ways ramps signs noticeboards boundary walls service media fences gates storage areas refuse disposal and collection areas lakes water features and any other parts used in common with others the "Conduits": all sewers drains mains pipes cisterns tanks meters gulleys culverts gutters conduits ducts flues watercourses channels subways wires cables sprinkler systems alarm and security systems and other conducting media of whatsoever nature the "costs of the Landlord's services": the costs incurred by or on behalf of the Landlord in connection with the provision of the services and the other matters to or for the Demised Premises as specified in the Fourth Schedule the "Demised Premises": the whole of the premises hereby demised as described in the First Schedule and all the appurtenances thereto belonging together with all additions alterations and improvements made thereto or reinstatement thereof at any time during the Term and shall also include all Landlord's fixtures and fittings which are now or at any time hereafter attached thereto any building now or hereafter erected on or in place of the premises hereby demised the "Estate": that part of Cambridge Science Park Milton Road Cambridge as the same is shown for identification on Plan 1 and thereon edged blue the "Full Reinstatement Cost": the costs to be incurred (including the Landlord's Architect's surveyor's and other professional fees and expenses incidental thereto and the cost of shoring up demolition and site clearance and similar expenses) in the Reinstatement of the Demised Premises in accordance with the requirements of this Lease at the time when such Reinstatement is likely to take place the "Insured Risks": (subject to such exclusions and limitations as are imposed by the Insurers and notified to the Tenant in writing except in respect of the Irrigation System which at all times the Landlord shall use all reasonable endeavours to insure) the risks in respect of loss or damage by fire storm tempest flood lightning civil commotion riot explosion (excluding the explosion of boilers not being domestic boilers) malicious damage aircraft and other aerial devices parts thereof and articles dropped therefrom (not being war damage within the meaning of the War Damage Act 1943 or any modification

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     or re-enactment thereof or similar enactment for the time being in force)
     burst pipes the Irrigation System impact subsidence ground heave or landslip and such additional risks as the Landlord may from time to time deem prudent the "Insurers": the Landlord's own insurance fund or the insurance office or underwriters of repute with whom the insurance cover taken out by the Landlord pursuant hereto is effected the "Irrigation System": the water tank on the roof of the Demised Premises and all pipes and other equipment associated therewith which tank and equipment do not serve the Demised Premises but belong to the Landlord for the purpose of irrigating the landscaping on the Estate or part thereof the "Landlord's Accounting Year": the period from the 25th day of March to the 24th day of March in each year or such other annual period as the Landlord may in its absolute discretion determine from time to time the "Loss of Rent": the loss of the Principal Rent for such period (not exceeding five years and not less than three years) as the Landlord may from time to time consider to be sufficient having regard to the likely period required for reinstatement in the event of either partial or total destruction (including an estimate for increased rent prior to a rent review)

     "Permitted Part": subject to the terms of the Superior Lease the whole of a floor of the Demised Premises or one half of a floor of the Demised Premises (excluding those parts of the floor affording access to or egress from the Permitted Part and excluding the service core) which shall have all necessary rights and easements as to be capable of beneficial occupation and use and "Permitted Parts" shall be construed accordingly

     "Personnel": servants agents licensees and visitors and "Tenant's Personnel" includes any sub-tenant and the personnel of any sub-tenant or licensee of the Tenant

     "Plan 1": the plan for identification only annexed hereto and marked Plan 1

     "Plan 2": the plan for identification only annexed hereto and marked Plan 2

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     "Plan 3": the plan for identification only annexed hereto and marked Plan 3 the "Planning Acts": the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any existing or future legislation of a similar nature the "Prescribed Rate": the annual rate of interest which is from time to time 4% above the base rate for the time being of The Royal Bank of Scotland Plc (or such other Bank being a Member of the British Bankers Association as the Landlord may nominate by notice in writing to the Tenant) Provided that if it becomes impossible to ascertain such rate then the rate to be substituted for such base rate shall be such alternative and comparable rate of interest as the Landlord shall reasonably determine from time to time the "Principal Rent":  the rent first herein reserved

     "Reinstatement": rebuilding and renovating the Demised Premises or the relevant part thereof in substantially the same form with such variations as may be required by law or by the appropriate regulatory bodies or by good building practice or which do not materially adversely affect the Tenant and the expression "Reinstate" shall be construed accordingly the "Rents": all the rents reserved and made payable by the Tenant under this Lease the "Services": gas electricity steam soil water telephone electrical impulses and other services the "Service Charge": the proper proportion (to be determined from time to time by the Landlord or its surveyor whose decision shall be final and binding (save as to points of law and manifest error)) payable by the Tenant of the costs of the Landlord's services the "Superior Lease": the Lease dated 27 March 1990 (as varied by the Deed of Variation dated 5 November 1992) referred to in the Fifth Schedule



                                       4
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     the "Tenant's Covenants": all covenants obligations or stipulations conditions and agreements imposed upon the Tenant or on the part of the Tenant contained or implied by this Lease the "Term":  the term of years hereby created

     the "usual quarter days": means 25th March 24th June 29th September and 25th December in each year of the Term

     "Value Added Tax": value added tax charged under the Value Added Tax Act 1994 and shall include any interest fine penalty or surcharge in respect of value added tax charged save where the context otherwise requires

1.2 Where two or more persons are included in the expression the "Landlord" the "Tenant" or the "Surety" the covenants agreements and obligations hereby entered into by those persons shall be deemed to be entered into by them jointly and severally

1.3 the "Tenant": includes his her its or their successors in title and assigns and permitted undertenants and where two or more persons are included therein shall also include (as the case may be) the survivor or the survivors of those persons and shall also include the personal representatives of a sole individual or last surviving individual Tenant

1.4 the "Surety": includes his her its or their successors in title and where two or more persons are included therein shall also include (as the case may be) the survivor or the survivors of those persons and shall also include the personal representatives of a sole individual or last surviving individual Surety

1.5 the "Landlord": includes (where the context admits) the reversioner(s) for the time being expectant whether immediately or not upon the determination of the Term

1.6 this "Lease": includes any document which is supplemental hereto or which is entered into pursuant to or in accordance with the terms hereof

1.7 References to statutes statutory instruments bye-laws regulations orders and delegated legislation shall include any statute statutory instrument bye-law regulation order notice

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     direction or delegated legislation modifying re-enacting extending or made pursuant to or deriving effect from the same for the time being in force

1.8 Any covenant by the Tenant and/or the Surety not to do an act or thing shall be construed as if it were a covenant not to do or permit or suffer to be done such act or thing

1.9 Any covenant by the Tenant and/or the Surety not to omit to do an act or thing shall be construed as if it were a covenant not to omit or permit or suffer to be omitted or permitted such act or thing

1.10 Any reference to any act of the Tenant and/or the Surety shall include any act neglect default or omission of the Tenant and/or the Surety or the Tenant's Personnel

1.11 Headings appearing in this Lease are for ease of reference only and shall not affect the construction of this Lease

1.12 References in this Lease to Clauses sub-clauses Paragraphs sub-paragraphs and Schedules are references to those contained in this Lease


2.   DEMISE AND RENTS

     In consideration of the rents hereinafter reserved and of the covenants on the part of the Tenant hereinafter contained the Landlord hereby demises unto the Tenant all those the Demised Premises together with the easements and rights (but not including any right or easement unless the same be expressly herein referred to) specified in the Second Schedule but except and reserving unto the Landlord and all other persons authorised by the Landlord the easements and rights and other matters specified in the Third Schedule to hold the same unto the Tenant for a term of years from the 26th day of February 2001 until the 24th day of March 2001 and thereafter for a term of TWENTY YEARS from and including the 25th day of March 2001 SUBJECT to the covenants conditions stipulations exceptions reservations easements and other matters referred to or contained in the documents referred to in the Fifth Schedule and subject also to all rights and easements quasi-easements or reputed easements and privileges belonging to or enjoyed by any adjacent or neighbouring property which may be necessary or convenient for the enjoyment thereof yielding and paying therefor during the Term and proportionately for any fraction of a year in each case without any deduction whatsoever) the rents following that is to say FIRST from and including the 26th day of February 2001 the clear yearly rent of SEVEN HUNDRED AND THIRTY ONE THOUSAND FOUR HUNDRED AND FORTY EIGHT POUNDS ((Pounds)731,448.00) per annum exclusive (subject to the provisions for review herein contained) to be paid in advance by equal quarterly payments on the usual quarter days in every year the first of such payments being the rent from and including the 26th day of February 2001 to the usual quarter day then next succeeding then to be made on the 26th day of February 2001 SECONDLY within seven days of a written demand the moneys referred to in Clause 3.2 THIRDLY within seven days of a written demand the moneys referred to in Clause 3.7 FOURTHLY the moneys referred to in Clause 7 FIFTHLY within seven days of written demand all costs charges and expenses which the Landlord may from time to time incur in connection with or in procuring the remedying of any breach by the Tenant of any of the covenants on the part of the Tenant contained in this Lease and SIXTHLY within seven days of a written demand all costs incurred by the Landlord in complying with its covenant under Clause 5.1 and also in effecting or maintaining insurance in respect of the public liability of the Landlord arising out of or in connection with any matter involving or relating to the Demised Premises


3.   TENANT'S COVENANTS

     The Tenant at the request of the Surety to the intent that the obligation hereby created shall continue throughout the Term HEREBY COVENANTS with the Landlord as follows:

3.1 Rents: To pay the Rents in accordance with Clause 2 without any deductions and to pay the Principal Rent by banker's standing order to the Landlord's bank from time to time notified to the Tenant in writing

3.2 Interest on Overdue Moneys: If any of the Rents or any other sum of money payable to the Landlord by the Tenant under this Lease shall be due but unpaid to pay on demand

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

     to the Landlord interest thereon at the Prescribed Rate (which interest rate shall still apply after and notwithstanding any judgment of the Court) from the due date until payment such interest to be calculated at a daily rate PROVIDED THAT this sub-clause shall not prejudice any other right or remedy in respect of such money

3.3  Outgoings:

     (a) to pay (or in the absence of direct assessment on the Demised Premises to repay to the Landlord a reasonable and proper proportion such proportion to be determined by the Landlord's surveyor (who shall act reasonably and whose decision shall be final and binding save in case of manifest error) all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) which now are or may at any time hereafter during the Term be charged levied rated assessed or imposed upon or be payable in respect of the Demised Premises or upon the owner or occupier in respect thereof excluding any tax (other than Value Added Tax or any other tax duty or imposition which supplements or replaces Value Added
          Tax) assessable on the Landlord in respect of the Principal Rent and in respect of any disposal of any reversion immediately or mediately expectant on the Term or the grant of this Lease

     (b) If the Demised Premises or any part thereof have not been occupied for a period of six months prior to the end or other determination of the Term to pay to the Landlord on demand a sum equal to any chargeable amount payable by the Landlord to the relevant charging authority pursuant to Section 44A and Section 45 of the Local Government and Finance Act 1988 as amended by the Local Government and Housing Act 1989 which would not have been payable by the Landlord had the Demised Premises or such part for such period been occupied

3.4  Services:

     (a) to pay upon demand and to indemnify the Landlord against all charges in respect of the Services supplied to or consumed in the Demised Premises and all charges

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

          for the hire of meters in respect thereof the Landlord having no responsibility for the supply of the Services to the Demised Premises nor for any sums that may become payable in respect thereof

     (b) to observe and perform all regulations and requirements of the gas electricity water telephone and other competent authorities in respect of the Demised Premises and the Services supplied thereto

3.5  Repairs:

     (a) from time to time and at all times during the Term (so that all work carried out shall be done to the reasonable satisfaction of the Landlord) well and substantially to repair maintain cleanse and keep in good and substantial repair and condition in every respect the whole of the Demised Premises and every part thereof (with the exception of the Irrigation System which for the purposes of this Clause is not to be considered as part of the Demised Premises or as a Landlord's fixture and fitting) in accordance with modern practice and as often as shall be necessary to renew reinstate or replace the Demised Premises or any part or parts thereof and without prejudice to the generality hereof to renew and replace all Landlord's fixtures and fittings forming part of the Demised Premises which may become in need of renewal and replacement with fixtures plant equipment or machinery of a similar kind and no lesser quality (damage by any of the Insured Risks excepted if and so long as the policy or policies of insurance shall not have been vitiated or payment of any of the policy moneys withheld or refused by reason of any act neglect or default of the Tenant or any sub-tenant or their respective Personnel)

     (b) without prejudice to the generality of Clause 3.5(a) to replace the ceiling tiles in the Demised Premises whenever reasonably necessary and in any case in the last three months of the Term (howsoever determined) with ceiling tiles of a similar kind and quality and of a design and colour approved by the Landlord (such approval not to be unreasonably withheld)

3.6  Decoration:

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     (a)  in the third year of the Term and in every succeeding third year of the Term and also during the last three months thereof (howsoever the same may be determined) to paint or treat (as appropriate) in a proper and workmanlike manner and in the case of paintwork with two coats at least of good quality paint of a colour which if different from the present colour shall be previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) all outside parts of the Demised Premises (save for the Irrigation System (if applicable)) previously or requiring to be painted and as often as the Landlord may reasonably consider necessary but in any event at least upon each occasion painting or treatment (as aforesaid) is required to be carried out to clean treat and wash in an appropriate manner to the reasonable satisfaction of the Landlord all materials surfaces and finishes of the exterior of the Demised Premises previously or requiring to be so cleaned treated and washed and in particular (but without prejudice to the generality of the foregoing) all soffits fascias window frames cladding panels doors and rainwater pipes

     (b) in the fifth year of the Term and in every succeeding fifth year of the Term and during the last three months of the Term (howsoever the same may be determined) to paint all the internal surfaces previously or requiring to be painted and all additions thereto in the Demised Premises with two coats at least of good quality paint (which in the last year of the Term shall be in a colour previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed) and well and sufficiently to treat and decorate all the interior parts of the Demised Premises previously or requiring to be treated and decorated restoring and making good the Demised Premises in accordance with good standards of workmanship and materials available

3.7 Contribution to Joint Facilities: To pay a reasonable and proper proportion (to be determined by the Landlord's surveyor (acting reasonably) for the time being such determination to be final and binding on the parties hereto save as to points of law and in case of manifest error) of the expenses payable (including any proper management charges or a proper proportion of the cost of services if the Landlord undertakes the management in lieu of management charges) in respect of constructing repairing

                                       10
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     renewing cleansing maintaining providing improving and securing all (if any) party walls fences roads ways pavements courtyards service areas service bays car parking areas landscaped areas plant and machinery fire escape ways ramps signs and notice boards storage areas refuse disposal and collection areas land Conduits and all other things the use of which is common to the Demised Premises and to any adjoining or neighbouring premises insofar as the same are not included within the Service Charge herein provided for and to keep the Landlord indemnified against such proportion of such expense as aforesaid

3.8  Yielding Up:

     (a) immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:

          (i) to remove every moulding sign writing or painting of the name or business of the Tenant or other occupiers from the Demised Premises and to remove all tenants' fixtures and fittings furniture and effects from the Demised Premises making good to the reasonable satisfaction of the Landlord all damage caused by such removal and without prejudice to the generality of the foregoing to ensure that wherever such tenants' fixtures fittings plant or machinery are connected to or take supplies from any of the main Services they shall be disconnected in such a manner that all redundant Conduits are removed and sealed off at points as close as reasonably possible to the various ring mains or principal distribution pipes which provide the supplies such removal and sealing off to be carried out so as not to interfere with the continued function of the main services and to ensure that all walls main services and any other parts of the Demised Premises are made good after the removal of any such fixtures fittings plant or machinery to the reasonable satisfaction of the Landlord and to the satisfaction of the relevant authorities

          (ii) if so requested by the Landlord in writing no later than three months before the end of the Term (howsoever determined) to remove and make

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               good all alterations or additions made to the Demised Premises at any time during the Term and well and substantially to reinstate the Demised Premises (excluding the Irrigation System) in such manner as the Landlord shall direct and to its reasonable satisfaction

     (b) at the expiration or sooner determination of the Term to give up all keys of the Demised Premises to the Landlord and quietly to yield up to the Landlord the Demised Premises with vacant possession in good and substantial repair and condition (with the exception of the Irrigation System) and in accordance with the covenants on the part of the Tenant herein contained together with all fixtures fittings improvements and additions which now are or may at any time hereafter be in or about the Demised Premises (but excepting tenants' fixtures and fittings which shall include carpets and floor boxes)

     (c) to pay a sum equivalent to the loss of rents incurred by the Landlord during such period as is reasonably required for the carrying out of works after the end of the Term by reason of any breach of this Clause (but without prejudice to any other right of the Landlord) provided the breach results solely from the Tenant's actions and not from those of the Landlord its servants agents or licensees

3.9  Cleaning of Demised Premises:

     (a) at all times during the Term to keep the Demised Premises in a clean and tidy condition and to employ only competent and respectable persons to carry out cleaning and at least once in every month during the Term properly to clean the insides and outsides of the windows and window frames of the Demised Premises and the entrance doors thereto

     (b) to take all practicable steps to keep the Demised Premises free of vermin and pests

3.10 Entry by the Landlord and Others: To permit the Landlord and all persons authorised by it attended by a member of the Tenant's staff to enter the Demised Premises with all necessary materials and appliances at any reasonable time or times during the Term upon reasonable prior notice (being a minimum of twenty-four hours) (except in the case of an

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

     emergency when no notice shall be required and then at any time (without having to be attended by a member of the Tenant's staff)) for any lawful purpose and in particular but without prejudice to the generality of the foregoing:

     (a)  to take inventories of the fixtures and fittings therein; or

     (b)  to estimate the current value thereof for insurance purposes; or

     (c)  to exercise the rights hereinbefore excepted and reserved; or

     (d) to ensure that nothing has been done or omitted to be done which constitutes a breach of any of the covenants herein and to remedy any such breach

     PROVIDED THAT the person so entering by virtue of sub-clauses (a) - (d) (inclusive) above shall cause as little inconvenience as possible and shall make good all physical damage caused thereby to the Demised Premises to the reasonable satisfaction of the Tenant but the Tenant shall not be entitled to any compensation as a result of such entry

3.11 Compliance with Notice to Repair: Forthwith in case of emergency but otherwise as soon as practicable to remedy repair and make good all breaches of covenant and any damage thereby caused and defects of which notice in writing shall have been given by the Landlord to the Tenant and for which the Tenant is liable under this Lease and within one month after service of such notice in the case of material defects and as soon as practicable in the case of other defects to commence and thereafter proceed diligently to remedy repair or make good any such defects or breaches AND if the Tenant shall make default in so doing it shall be lawful for the Landlord and all persons authorised by it to enter upon the Demised Premises and to carry out or procure to be carried out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby shall be paid by the Tenant to the Landlord on demand as a liquidated debt (together with interest thereon at the Prescribed Rate from the date of expenditure until the date of actual payment (both dates inclusive))

3.12 Dangerous Materials and Machinery: Except in properly designed stores or containers and in accordance with the recommendations and requirements of any competent authority and the Insurers and except with the prior written consent of the Landlord and the Insurers (such consent not to be unreasonably withheld in the case of the Landlord) not to bring into nor keep on the Demised Premises or any part thereof any article or thing which is or may become dangerous offensive radio-active or explosive or unusually combustible inflammable or which might increase the risk of fire or explosion or which might attack or in any way injure by percolation corrosion or otherwise the Demised Premises or the keeping or using whereof may contravene any statute or local regulation or bye-law AND not to keep or operate on the Demised Premises or any part thereof any engine or machinery of any kind other than machinery normally used in offices or in research and development departments which does not cause any undue vibration or undue noise and is unlikely to become a nuisance or disturbance to the Landlord or the owners tenants or occupiers of any adjoining or neighbouring premises and not to install or operate any equipment machinery or apparatus or do or omit to do any act or thing in the Demised Premises which may cause the efficiency of any heating ventilation air conditioning and cooling system installed in the building to be diminished or impaired in any way whatsoever or the balance thereof in any way interfered with and not to permit any water damage to any part of the building or adjoining premises by reason of the bursting or overflowing of any Conduits

3.13 Overloading Floors and Services and Damage to the Demised Premises: Not to do on the Demised Premises anything which may subject the Demised Premises to any weight or strain beyond that which such premises are designed to bear with due margin for safety and in particular not to overload the floors of or the electrical installation in or the other Conduits to the Demised Premises or to any adjoining or neighbouring property nor suspend any excessive weight from the ceilings walls or stanchions or the structure of the Demised Premises

3.14 Conduits: To keep all Conduits in and/or exclusively serving the Demised Premises (save for those in connection with the Irrigation System) clean and protected from frost and not to allow to pass into the Conduits serving the Demised Premises any noxious or deleterious effluent or other substance which may cause any obstruction or deposit in or injury to the Conduits and in the event of any such obstruction or injury forthwith to make good all such damage at its own cost to the reasonable satisfaction of the Landlord

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3.15 Disposal of Refuse:

     (a) not to deposit any refuse or rubbish of any kind on any part of the Demised Premises save in a container or containers of the kind and in the location specified by the Landlord and if the Local Authority shall not provide a service or a sufficient service for the collection thereof to prepare all refuse and rubbish for collection in the manner and at times and places specified by the Landlord for the collection of refuse and to arrange for collection thereof at the Tenant's expense

     (b) not to burn any refuse or rubbish of any kind in or about the Demised Premises

3.16 Exhibiting Articles: Not to place or exhibit or expose outside the Demised Premises any produce goods or things of any kind whatsoever

3.17 Obstruction of Common Areas: Not to do any act or thing whereby any area or item over which the Tenant may have rights of access or use including any road path passage building wall fence gate door structure plant equipment Conduits easement facility service or supply may be damaged or the normal use thereof by others may be obstructed or hindered in any way whatsoever nor park in an unauthorised location nor to permit the Tenant's Personnel to obstruct damage or impair the same

3.18 Obstruction of Windows: Not to cover or otherwise obscure the windows of the Demised Premises (other than blinds or other suitable window covering) or place any objects upon any of the ventilator units (if any) and not in any way to obstruct the said units

3.19 Prohibited Uses:

     (a) not to use the Demised Premises or any part thereof for any illegal or immoral purposes or for any dangerous noisy noxious offensive or dangerous trade or business manufacture or occupation whatsoever or for any public religious or political meeting public exhibition or public show or spectacle or entertainment of any kind or for residential or sleeping purposes

     (b) not to use the Demised Premises or any part thereof for gambling betting gaming or wagering or as a betting office nor for the sale of alcohol nor to play or use any

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

          recorded sound musical instrument record player loudspeaker amusement machine or similar apparatus thereon nor display any illuminated moving display or flashing lights nor to hold any auction thereon

     (c) not to do any act deed or thing in or about or in connection with the Demised Premises which may be or become a nuisance or which may be or grow or lead to the damage or disturbance of the Landlord or the owners tenants or occupiers of any adjoining or neighbouring premises or which may constitute a breach of any of the provisions of any Act or Acts of Parliament for the time being in force whether affecting the Landlord or any of its present or future property (including the Demised Premises) or which may be in any way calculated to injure the character amenity or value of such property

     (d)  not to keep any animal fish reptile or bird on the Demised Premises

3.20 Authorised Use: Not to use the Demised Premises or any part thereof other than for a purpose appropriate to a science park that it is to say any one or more of the following uses:

     (a) scientific research with associated offices and support facilities and buildings ancillary to such purposes

     (b)  scientific research associated with industrial production

     (c) light industrial production of a kind which is dependent on regular consultation with either or both of the following:

          (i) the Tenant's own research development and design staff established in the Cambridge Study Area

          (ii) the scientific staff or facilities of Cambridge University or of local scientific institutions

     (d) ancillary buildings and works appropriate to the use of the Demised Premises as an integral part of a science park

     (e)  ancillary staff restaurant

     (f)  ancillary staff leisure facilities

     PROVIDED THAT if during the Term of this Lease the new use Clause as defined in the Superior Lease comes into operation with regard to the Superior Lease the new use Clause (as hereinbefore defined) shall be added to this Clause by way of addition to the use permitted hereunder and not in substitution for the use permitted hereunder PROVIDED FURTHER THAT if the Planning Agreements (as that expression is defined in the Superior Lease) shall cease to have effect in relation to phases 1 3 4 and 5 of the Superior Landlord's estate then the Landlord will endeavour to persuade the Superior Landlord to modify or vary the user clause in the Superior Lease (but not in such a way as may adversely affect the Tenant)

3.21 Alterations: Not at any time during the Term to make any alterations additions or improvements whatsoever in or to the Demised Premises or to any of the electrical installations or any part thereof whether internally or externally nor to cut maim or remove any of the walls beams columns or other structural parts of the Demised Premises or make any change in or to the existing design or appearance of the Demised Premises PROVIDED THAT the Tenant may with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) carry out internal non-structural alterations to the electrical installations and minor structural alterations which do not affect the structural integrity of the Demised Premises on condition that the said consent is contained in a formal licence setting out such reasonable conditions as the Landlord may stipulate including if the Landlord so requires the provision that the Demised Premises are to be reinstated at the Tenant's expense to the satisfaction of the Landlord at the end or sooner determination of the Term (howsoever determined) AND PROVIDED FURTHER THAT the Tenant may without the consent of the Landlord install move and remove any internal demountable partitioning and associated electrical works on condition that the Tenant shall supply full details of such works (including plans) within 28 days of the same having been carried out and that any such partitioning is removed and the Demised Premises reinstated at the Tenant's expense to the satisfaction of the Landlord at the end or sooner determination of the Term (howsoever determined)

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

3.22 Signs and Advertisements: Not at any time during the Term to affix paint or exhibit on the exterior of the Demised Premises (or in the interior thereof so that it can be seen from outside the Demised Premises) any aerial mast satellite dish television moving display showcase name flag placard sign poster signboard bill plate nameplate notice board or other advertisement whatsoever including notices stating the name and business of the Tenant save such as have been previously approved by the Landlord (such approval not to be unreasonably withheld or delayed) PROVIDED THAT notwithstanding the foregoing or any approval given as aforesaid if in the reasonable opinion of the Landlord any such sign or other matter as aforesaid which may be affixed painted or exhibited shall be or become offensive or unsightly the same shall be removed immediately upon request being made by the Landlord and the same shall be removed in any event by the Tenant upon determination of the Term the Tenant making good any damage caused

3.23 Encroachment and Easements:

     (a) not to block up darken obstruct or obscure any external doorway passage window light grating or opening belonging to the Demised Premises nor make nor allow any new window light opening doorway passage drain or other encroachment or easement into against or upon or over the Demised Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person whomsoever to give notice thereof in writing to the Landlord without delay upon the same coming to the notice of the Tenant and to permit the Landlord and all persons authorised by it to enter upon the Demised Premises to ascertain the nature and extent of any such encroachment or easement AND at the joint cost of the Landlord and the Tenant to adopt such means as the Landlord may require for preventing any such encroachment or the acquisition of any such easement

     (b) not to give to any third party any acknowledgment that the Tenant enjoys the access of light to any of the windows or openings in the Demised Premises by the consent of such third party nor to pay to any such third party any sum of money nor enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any of such windows or openings and in the event of any of the owners or occupiers of any adjoining or neighbouring land or building doing or threatening to do anything which obstructs the access of light to any of the said windows or openings to notify the same forthwith to the Landlord

3.24 Alienation:

     (a) not to assign (which shall include any equitable assignment) underlet charge grant any security interest over or part with or share possession or occupation of the whole or any part or parts of the Demised Premises nor to hold its interest in the Demised Premises or any part thereof as nominee or upon trust for any third party save in accordance with the provisions of this Clause 3.24

          PROVIDED ALWAYS THAT the Tenant may without the necessity of obtaining the consent of the Landlord share occupation of the whole or any part or parts of the Demised Premises with a company that is a member of the same group as the Tenant (as defined by Section 42 of the Landlord and Tenant Act 1954) subject to:

          (i) the Tenant notifying the Landlord of the commencement or termination of each such arrangement;

          (ii) any such sharing of occupation terminating forthwith upon any such company or companies ceasing to be a member or members of the same group as the Tenant; and

          (iii) no relationship of landlord and tenant being thereby created

          For the avoidance of doubt any such sharing of occupation shall not constitute an underletting within the meaning of Clause 3.24(c)

     (b) in the case of an assignment of the whole of the Demised Premises prior to such assignment all the conditions set out below (being conditions specified for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 (as amended by Section 22 of the Landlord and Tenant (Covenants) Act 1995)) have been complied with in relation to that assignment which conditions are as follows:

          (i) at the time of the assignment there are no arrears of Rents or other monies due to the Landlord and there is no subsisting and material breach of any of the covenants on the part of the Tenant herein contained; and

          (ii) the Tenant has entered into an Authorised Guarantee Agreement as defined in the Landlord & Tenant (Covenants) Act 1995 guaranteeing the proposed assignee's performance of the covenants on the part of the Tenant in such form as the Landlord may reasonably require; and

          (iii) the proposed assignee has provided references (and copies of the letters leading to the giving of such references) from its bank accountant and (if possible) solicitors and any current landlord in each case satisfactory to support payment by the assignee of sums equal to the current Rents or an increased sum in respect of an imminent rent review as estimated by the Landlord acting reasonably; and

          (iv) where an assignment to the proposed assignee would not materially reduce the value of the Landlord's interest in the Demised Premises or materially and adversely affect the Landlord's ability to dispose of the reversion to all or any part of the Demised Premises; and

          AND in every case and in addition to the above conditions the Landlord has given its consent to the Tenant's assignment which must not be unreasonably withheld or delayed; and

     (c) Underlettings: Not to underlet any part or parts of the Demised Premises except a Permitted Part or Permitted Parts but so that at no time shall there be more than three occupiers of the Demised Premises and further not to underlet the Demised Premises in whole or a Permitted Part or Permitted Parts unless sub-clause 3.24(c) and the following conditions have been fulfilled viz:

          (i) any such underletting or underlettings of part shall lawfully exclude Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act
                1969) and where the
                underletting comprises a part of a floor of the Demised Premises the Landlord (acting reasonably) shall have approved (such approval not to be unreasonably withheld or delayed) the configuration of the part of the Demised Premises to be the subject of the underletting

          (ii) that prior to the grant of any underlease the undertenant shall have entered into a direct covenant with the Landlord (in such form as the Landlord may reasonably require) to observe and perform the covenants on the part of the Tenant herein contained (except the covenant to pay the Principal Rent hereby reserved) and the conditions herein contained insofar as the same are applicable to the premises to be underlet and the covenants on the part of the undertenant contained in the underlease throughout the term of the underlease

          (iii) any underlease shall contain an absolute prohibition on the undertenant further underletting (though not assigning) the premises thereby demised as a whole or any part or parts thereof and shall contain provisions enabling the underlease to be determined by the Tenant

          (iv) that every underletting of the Demised Premises shall be at a rent which shall have been approved by the Landlord prior to such underletting such approval not to be unreasonably withheld or delayed to a rent which shall be not less than the full rack rental value of the Demised Premises at the date of the underletting or an apportioned part thereof in respect of underlettings of less than the whole of the Demised Premises (having regard where appropriate to the requirement that Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) are to be excluded) without a premium and payable in advance on the usual quarter days and only one quarter in advance and on a full repairing basis and shall contain covenants on the part of the undertenant corresponding with those contained in this Lease insofar as the same are applicable to the premises to be underlet and reasonable and appropriate given the terms of the

                Underlease and shall contain conditions mutatis mutandis on similar terms to those of this sub-clause PROVIDED THAT in this Clause 3.24(c)(iv) the expression "full rack rental value" shall mean the open market rental value for similar quality space being leased on terms (excluding inter alia the term of years) similar to those contained in this Lease (but with regard to the fact that the Lease is excluded from the Landlord & Tenant Act 1954 (Sections 24 to 28 inclusive) but taking account of the term of years to be granted by the Underlease

     (d) Consent of the Landlord: Without prejudice to or in any way derogating from the foregoing covenants contained in this sub-clause no assignment charge or underletting of the whole or underletting of any parts of the Demised Premises whether by the Tenant or any person claiming title from the Tenant (including any undertenant) shall be made without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed)

     (e)  Surrender and Variations of Underleases and Enforcement of Underlease
          Covenants:

          (i) not to accept the surrender of or vary or waive any material term of any underlease granted by the Tenant without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

          (ii) not to reduce waive commute set off or otherwise vary whether directly or indirectly the rents reserved by any underlease

          (iii) in the event of a breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in this Lease by any undertenant or other person holding the Demised Premises or any part thereof as undertenant of the Tenant forthwith upon discovering the same to take and institute at its own expense all necessary steps and proceedings to remedy such breach non-performance or non-observance

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

3.25 Registration of Disposition: Within twenty-one days of every assignment assent transfer underlease or assignment of underlease or mortgage or charge or any other dealing with or any disposition whether mediate or immediate of or relating to the Demised Premises to give notice thereof in writing with particulars thereof to the solicitors for the time being of the Landlord and to produce to such solicitors for registration by them a certified copy of such assignment assent transfer underlease mortgage or charge or in the case of devolution of the interest of the Tenant not perfected by an assent within twelve months of the happening thereof to produce to the said solicitors a certified copy of the probate of the will or the letters of administration under which such devolution arises and to pay to the Landlord's solicitors a reasonable registration fee (being not less than forty five pounds) together with the registration fee payable to any superior landlord or its solicitors in respect of each such instrument

3.26  Disclosing Information about the Demised Premises
      (a) To give details to the Landlord in writing of any change of name address or registered office of the Tenant or any surety within three weeks after such change

      (b) Upon making any application or request in connection with the Demised Premises or the provisions of this Lease to give to the Landlord such information as the Landlord may properly require and from time to time on reasonable demand during the Term to furnish the Landlord with full particulars of all derivative interests of or in the Demised Premises including details of the actual user particulars of the rents rent reviews and service and maintenance charges payable in respect of such derivative interests

3.27 Landlord's Costs: To pay to the Landlord within seven working days of a written demand all fair and proper costs charges and expenses (including but without prejudice to the generality of the foregoing legal costs architects' and surveyors' fees the Landlord's internal management fee and other professional costs and fees) properly incurred by the Landlord:

      (a) incidental to or in contemplation of the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or in contemplation of any proceedings under Sections 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) and to indemnify and keep indemnified the Landlord against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notice

      (b) incidental to or in contemplation of the preparation and service of a schedule of dilapidations at any time during or within six months after the expiration of the Term but relating only to dilapidations which arise during the Term together with the costs of any necessary supervision of any reinstatement of the Demised Premises

      (c) in connection with or in procuring the remedying of any breach of covenant on the part of the Tenant contained in this Lease

      (d) in connection with any application for any consent required under this Lease (such costs to include management fees and expenses) whether or not such application is withdrawn by the Tenant or consent be granted or refused

3.28 Statutory Requirements: At all times during the Term at the Tenant's own expense to do and execute or cause to be done and executed all such works acts and things and to provide and maintain all arrangements required by and to observe and comply in all respects with the provisions and requirements of any and every enactment including (without prejudice to the generality of such expression) the provisions of the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 the Defective Premises Act 1972 and the Health and Safety at Work etc Act 1974 or required by any government department public local or other authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment as are or shall be directed or required to be executed or provided or maintained at any time during the Term upon or in respect of the Demised Premises or the user thereof for any purposes or the employment therein of any person or any fixtures machinery plant or chattels for the time being fixed thereto or being thereupon or used for the purposes thereof whether by the owner or occupier thereof and to indemnify and keep indemnified the Landlord at all times from and against all actions proceedings costs charges losses expenses claims and demands arising out of any failure by the Tenant to observe and perform any of its obligations under this sub-clause AND not at any time during the Term to do or omit on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

3.29  Planning: In relation to the Planning Acts:

      (a) at all times during the Term to comply in all respects with all requirements of or having validity under the Planning Acts and with the conditions of any planning permission relating to the Demised Premises and not to do or omit anything on or in connection with the Demised Premises which shall be in contravention of the Planning Acts or of any licence consents permissions approvals and condition (if any) granted or imposed thereunder or under any enactment repealed thereby and to indemnify the Landlord against all proceedings damages penalties costs charges claims and demands in respect of such acts and omissions or any of them and against the costs of any application for planning permission made by the Tenant and the works done in pursuance thereof

      (b) during the Term so often as occasion shall require at the expense in all respects of the Tenant to obtain all licences consents and permissions as may be required for the carrying out by the Tenant of any operations on the Demised Premises or the commencement continuance or renewal by the Tenant thereon of any use thereof which may constitute development within the meaning of the Planning Acts but so that the Tenant shall not make any application for planning permission or give any notice to any authority of the commencement or carrying out of any development (or give any notice of an intention to commence or carry out the same) without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed if such application would not be in breach of any other provisions herein contained)

      (c) without prejudice to any other provision of this Lease not to carry out or make any alteration or addition to the Demised Premises or change any use thereof (being an alteration or addition or change of use for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by it in writing as satisfactory to it (such acknowledgement not to be unreasonably withheld or delayed)

      (d) unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term (disregarding any statutory continuation thereof) any works required to be carried out to the Demised Premises by a date subsequent thereto by reason of any limitation or condition imposed by a planning permission consent or approval implemented or partially implemented by the Tenant or by a person deriving title through or under or acting on behalf of the Tenant or if the work cannot lawfully be done before the end of the Term as aforesaid to pay to the Landlord the proper estimated cost of carrying it out together with a sum equivalent to the rents which would have been payable hereunder if the Term had continued until the date that the Landlord expects to complete such work

      (e) if and when called upon so to do to produce to the Landlord all such plans documents and other evidence as it may properly require in order to satisfy itself that the provisions of this covenant have been complied with

      (f) to pay within seven days of a written demand the whole amount of any levy charge tax or imposition assessed or imposed in respect of any development of the Demised Premises carried out after the date of this Lease by the Tenant or any permission consent or approval for such development PROVIDED THAT if any such levy charge tax or imposition is assessed or imposed upon the Landlord or the interest of the Landlord in the Demised Premises then the Tenant shall indemnify and keep indemnified the Landlord in respect thereof including any interest payable thereon and any appeal against any such assessment or imposition shall be conducted entirely at the expense of the Tenant

      (g) not without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to take any step which would involve any person or interest in liability to any levy charge or imposition as mentioned in this Clause 3.29

3.30 Statutory Notices: Forthwith upon the receipt of the same to give to the Landlord a certified copy or where no copy is available full particulars in writing of any notice permission order or proposal for a notice permission or order concerning the Demised Premises or the use or condition thereof or otherwise concerning the Tenant or occupier by any Government Department local or public authority under or by virtue of any statutory powers and if so required by the Landlord to produce the original of such notice permission or order or proposal as aforesaid to the Landlord AND ALSO without delay to take all necessary steps to comply with any such notice or order AND ALSO at the request of the Landlord but at the joint cost of the Landlord and the Tenant to make or join with the Landlord in making such objections or representations against or in respect of any such notice permission order or proposal as aforesaid as the Landlord shall deem expedient

3.31  Fire Precautions and Equipment:

      (a) at all times during the Term to comply with all requirements and recommendations from time to time of the appropriate authority and the insurers in relation to fire precautions

      (b) to keep the Demised Premises sufficiently supplied and equipped with such fire prevention fire detecting fire fighting fire alarm and extinguishing equipment as shall from time to time be required by law or by the insurers or by the fire or other competent authority and such equipment shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord AND not to obstruct or permit or suffer to be obstructed the access to or means of working such equipment or the means of escape from the Demised Premises in case of fire

      (c) to remove from all parts of the Demised Premises all waste and inflammable material of a like nature without delay

3.32 Reletting and Sale Notices: to permit the Landlord and all persons authorised by it upon prior notice at all reasonable times during the Term to enter upon the Demised Premises and to affix and retain without interference upon any suitable part of the Demised Premises (but not so as to unnecessarily obstruct the access of light and air to the Demised Premises) a notice for the reletting or the sale of the same and not to remove or obscure the said notice and to permit all persons authorised in writing by the Landlord or its agents to view the Demised Premises at all reasonable hours upon reasonable notice being given

3.33 Informing the Landlord of Defects and Display of Notices: Immediately the same shall come to the notice of the Tenant to inform the Landlord of any defect in the Demised Premises (including any relevant defect within the meaning of Section 4 of the Defective Premises Act 1972) which might give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person and of any damage to or destruction of the Demised Premises or any part thereof howsoever caused and at all times during the Term to display and maintain all notices (including the wording thereof) which the Landlord may from time to time reasonably require to be displayed at the Demised Premises

3.34  Indemnifying Landlord:
      (a) all sums payable hereunder by the Tenant shall be paid to the Landlord on demand or on the due dates for payment specified in Clause 2 hereof in full without any deduction withholding counterclaim or set off and if the Tenant is compelled by law to make any deduction or withholding from any such sums or if any payment hereunder shall be or become subject to any tax duty levy or impost of any nature (whether before or after the same has been paid to the Landlord) the Tenant shall immediately pay to the Landlord such additional amount or amounts as will result in payment to and retention by the Landlord of the full amount or amounts which would have been received and retained by the Landlord but for such deduction or withholding or the imposition of such tax duty levy or impost

      (b) to be responsible for and to indemnify the Landlord against all damage occasioned to the Demised Premises or any adjacent or neighbouring premises or to any person caused by any act default or negligence of the Tenant or the Tenant's personnel

3.35 Landlord's Regulations: to comply with such proper regulations or directions as may from time to time be made by the Landlord and notified to the Tenant for the proper management of the Demised Premises or premises other than the Demised Premises (if any) over which the Tenant has rights under this Lease PROVIDED THAT they do not conflict with the provisions herein contained the Landlord shall have power to waive revoke amend or add to any such regulations and shall notify the Tenant of such revocation amendments or additions

3.36 Providing Details of Keyholders to the Demised Premises: on request to provide the Landlord with the names addresses and telephone numbers of the holders of keys to the Demised Premises

3.37  Value Added Tax:

      (a) to pay to the Landlord any Value Added Tax at the rate for the time being in force properly payable in respect of any rent or other payments due from the Tenant in connection with this Lease and all sums stated in this Lease to be payable by the Tenant shall be exclusive of any Value Added Tax properly payable thereon and the Landlord shall provide a Value Added Tax invoice therefor

      (b) in every case where the Tenant is obliged to reimburse the Landlord in respect of any payment made by the Landlord in connection with this Lease the Tenant shall also reimburse to the Landlord any Value Added Tax paid by the Landlord on any such payment (where not recovered by the Landlord) and the Landlord shall (where appropriate) provide the Tenant with a Value Added Tax invoice therefor

3.38 Insurance: the Tenant shall (unless the Landlord informs the Tenant in writing that the Landlord intends to effect such insurance) insure against any claims for death injury or third party property damage arising on or in respect of the Demised Premises in such insurance office and upon such terms and for such amount as the Landlord shall from time to time approve (such approval not to be unreasonably withheld or delayed); and

      PROVIDING THAT:

      (a) the Tenant shall produce to the Landlord whenever so reasonably required a copy of the policy of such insurance and the receipt for the current year's premium

      (b) if the Tenant shall default in keeping or effecting such insurance or in producing any policy or receipt or suitable evidence from the insurers that the policy is on foot the Landlord may effect such insurance and reclaim the cost thereof from the Tenant

3.39  Observance of Covenants and Conditions referred to in the Fifth Schedule:
      (a) to observe and perform any covenants conditions stipulations exceptions reservations easements and other matters referred to or contained in the documents referred to in the Fifth Schedule (other than the Superior Lease referred to therein) so far as they relate to the Demised Premises and are capable of being enforced and to indemnify and keep indemnified the Landlord against any liability whatsoever arising out of the breach non-observance or non-performance thereof by the Tenant

      (b) to observe and perform the covenants and obligations on the part of the Landlord as lessee under the Superior Lease as far as the same affect and relate to the Demised Premises and so far as the same do not relate to the payment of rent and insurance the carrying out of the New Lessees Works (as defined in the Superior Lease) and are not inconsistent with the terms of this Lease

4.  LANDLORD'S COVENANTS

    The Landlord HEREBY COVENANTS with the Tenant as follows:

4.1 Quiet Enjoyment: as long as the Tenant pays the Rents and performs and observes the covenants and agreements on the part of the Tenant hereinbefore contained:

      (a) the Tenant shall peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it or by title paramount

      (b) the Landlord will indemnify the Tenant against any action taken or claims made by any superior lessor of the Demised Premises due to the breach of any obligations on the part of the Landlord to perform the lessee's covenants contained in any superior lease (so far as the Tenant is not liable for such performance under the Tenant's covenants herein contained) and to keep the Tenant indemnified against all actions proceedings costs claims and demands in any way relating thereto and not to omit or suffer anything to be done whereby the Superior Lease may be avoided or forfeited

4.2   (a)  To provide services: unless prevented by circumstances beyond its control and so that the Landlord shall be entitled on giving reasonable notice to the Tenant (and in the case of electrical installations or any works which may affect the power supply the notice period shall not be less than two working days (save in case of emergency)) to interrupt temporarily the Services referred to in Clause 3.4 hereof for such length of time as shall be necessary to enable inspections maintenance repairs and replacements to be carried out such time or times to be notified (except in the case of emergency) in advance to the Tenant the Landlord will use all reasonable endeavours to furnish or procure those services and carry out or procure the functions referred to in the Fourth Schedule

      (b) To pay the proportion of the Service Charge in respect of the other premises comprised in the Superior Lease and the Lease dated 27 March 1990 and registered under Title Number CB 121575 whilst the Landlord is the registered proprietor of that Title Number which is not paid by any occupational tenant as a result of there being no occupational lease of such property

      (c) To maintain and repair in good and substantial condition the Irrigation System (and to make good forthwith to the reasonable satisfaction of the Tenant any damage caused to the demised premises by virtue of leading or bursting of the Irrigation System in the event that this should no longer be an Insured Risks)

4.3 Superior Lease: to pay the rent reserved by the Superior Lease and to perform so far as the Tenant is not liable for such performance under the covenants on its part contained in this Lease the lessee's covenants and conditions contained in the Superior Lease and to indemnify and keep indemnified the Tenant against all actions claims proceedings costs expenses and demands in any way relating thereto; and

5.    INSURANCE

      The Landlord and the Tenant hereby mutually covenant with each other and agree as follows:

5.1 Landlord to Insure: that the Landlord will at all times during the Term (unless such insurance shall have been avoided or vitiated by virtue (wholly or in part) of any act neglect default or omission of the Tenant or any sub-tenant or their respective personnel) insure and keep insured the Demised Premises (excluding the Tenant's fixtures and fittings and Tenant's stock) for a sum which is not less than the Full Reinstatement Cost with the Insurers against the Insured Risks and against the Loss of Rent and that the Landlord will if required produce to the Tenant a copy of the policy and a copy of the receipt for the current premium and in case of destruction or damage by any of the Insured Risks (unless the insurance moneys become or shall have become irrecoverable by virtue (wholly or in part) of any act or default of the Tenant the Landlord will with all reasonable speed and subject to all necessary consents being obtained cause all moneys received in respect of such insurance (other than in respect of the Loss of Rent and fees) to be forthwith laid out in or incidental to Reinstatement of the Demised Premises and the access thereto (excluding the Tenant's fixtures and fittings and the Tenant's stock) PROVIDED THAT if the option for determination contained in Clause
      5.7 shall be exercised or the rebuilding or reinstatement of the Demised Premises shall be prevented or frustrated the Landlord shall be relieved from the obligation hereinbefore contained to cause to be laid out the said net proceeds of such insurance as aforesaid and the proceeds of such insurance shall belong to the Landlord

5.2 Insurance Money being irrecoverable: that if any insurance money under any insurance policy effected by the Landlord shall be wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or the Tenant's Personnel then and in every such case the Tenant will forthwith pay to the Landlord the whole of the insurance moneys which are so irrecoverable by reason of the Tenant's (or the Tenant's Personnel) act or default

5.3 Cesser of Rent: that if the Demised Premises or any part thereof or any essential access thereto shall be destroyed or so damaged by any of the Insured Risks as to render the Demised Premises unfit for occupation or use or inaccessible and provided that the policy or policies of insurance for the time being in force shall not have been vitiated or payment of the policy moneys withheld or refused in whole or in part in consequence of any act neglect or default of the Tenant or the Tenant's Personnel then the Principal Rent and the Service Charge or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the earlier of (i) the date when the Demised Premises or the destroyed or damaged portion thereof or essential access thereto shall be again rendered fit for occupation or use (or rendered accessible as the case may be) and (ii) the date of expiry of the Loss of Rent period and any dispute as to the proportion or ascertainment of rent to be suspended or the period of suspension shall be referred to the decision of a single arbitrator to be appointed (in the absence of agreement between the parties) upon the written application of either party by the President or Secretary for the time being of the Royal Institution of Chartered Surveyors (or by the Court if such an appointment has not been made within two months of application) pursuant to the provisions of the Arbitration Act 1996

5.4 Insurance becoming Void: that the Tenant will not do or omit to do any act matter or thing whatsoever the doing or omission of which would or might make void voidable or vitiate any policy or policies of insurance for the time being in force in respect of or including or covering the Demised Premises or any adjoining or neighbouring premises or whereby the rate of premium thereon may be increased or the renewal thereof may be refused and forthwith will repay on demand to the Landlord all sums paid by way of increased premiums and all expenses incurred by the Landlord in or about the renewal of such policy or policies rendered necessary by a breach of this covenant

5.5 Requirements of Insurance: that the Tenant will at all times comply with all the requirements and recommendations of the Insurers

5.6 Notice by Tenant: that forthwith upon the happening of any event or thing against which insurance shall have been effected by the Landlord the Tenant will give notice thereof to the Landlord

5.7 Determination following Destruction: that if any destruction or damage shall render the Demised Premises wholly or substantially unfit for occupation and the same shall not have been rebuilt and/or reinstated as aforesaid within three years from the date the said destruction or damage occurs then either the Landlord or the Tenant may at any time thereafter determine this Lease by giving to the other not less than one months' notice in writing to that effect whereupon this Lease and everything in it shall cease and be determined but such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

5.8 Tenant not to Insure: that subject to the provisions of Clause 3.38 above the Tenant will not effect any insurance against any of the Insured Risks in respect of or relating to the Demised Premises except that the Tenant may if it wishes insure against explosion of boilers not being domestic boilers if these are not covered by the Landlord's Insurance as a matter of fact

6.    RENT REVIEWS

6.1 In this Clause the following words and expressions shall have the following meanings:

      "Market Rental Value": means the yearly rack rent which would reasonably be expected to become payable in respect of the Demised Premises after the expiry of a rent free period for fitting out purposes and/or after the giving of such inducements in lieu thereof as would (in either such case) be negotiated in the open market between a willing lessor and a willing lessee upon a letting of the same as a whole by a willing landlord to a willing tenant in the open market at the relevant Review Date for a term of ten years commencing on the relevant Review Date with vacant possession without fine or premium or other capital sum and on the following further assumptions:

      (a) the Demised Premises are to be let subject to the provisions of this Lease (other than the amount of Principal Rent but including these provisions for rent review)

      (b) all parts of the Demised Premises are fit and available for immediate occupation and are ready to suit the requirements of the tenant

      (c) the covenants and provisions contained in this Lease have been fully performed and observed (but without prejudice to any rights of any party in regard thereto)

      (d) no work has been carried out on or about the Demised Premises which has diminished the rental value thereof

      (e) in case the Demised Premises or any part thereof shall have been destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for occupation and use or unaccessible they have been rendered fit for occupation and use (or accessible (as the case may be))

      (f) any rent free period for fitting out purposes has expired (or that an inducement in lieu thereof has been paid)

      (g) the benefit of any planning or other consent current at the relevant Review Date is available also for such willing tenant

      (h) the Demised Premises may be lawfully used for the use permitted by the Lease and taking no account of any effect on rent of:

      (i) the fact that the Tenant or its predecessors in title or subtenant have been in occupation of the Demised Premises

      (ii) any goodwill attached to the Demised Premises by reason of the carrying on the Demised Premises of any business by the Tenant or its predecessors in title and/or subtenants

      (iii) the existence at the relevant Review Date of any improvement to the Demised Premises carried out during the Term by the Tenant and/or any subtenants or prior thereto pursuant to any agreement for lease by the Tenant or its predecessors in title with the Landlord's prior consent (if required) other than an improvement effected at the Landlord's expense or pursuant to an obligation to the Landlord or its predecessors in title whether under this Lease or otherwise

      (iv) any premium paid by the Landlord to the Tenant as an inducement to the Tenant to enter into this Lease

      (v) any premium paid by the Tenant to the Landlord as a condition of the Tenant entering into this Lease

      (vi) (so far as may be permitted by law) all statutory restrictions relating to the assessment and recovery of rent

      (vii) the Landlord's or the Tenant's estimate of the increased Principal Rent for any purpose

      "the President": the President (or if he is unable so to act then the Vice President or other duly authorised officer) for the time being of the Royal Institution of Chartered Surveyors

      "Review Dates": 25 March 2006 25 March 2011 and 25 March 2016 and such other date specified by the Landlord in accordance with Clause 6.5 and the expression the "relevant Review Date" shall be construed accordingly

6.2 The Principal Rent shall be reviewed on each Review Date and shall from the relevant Review Date be whichever is the higher of:

      (a)  the Market Rental Value as at that Review Date;

      (b)  the Principal Rent immediately before that Review Date; and

6.3 The Landlord and the Tenant shall endeavour to agree the Market Rental Value as at the relevant Review Date but if they fail to agree in writing by the date which is three months immediately before that relevant Review Date the Market Rental Value may be determined by a valuer to be appointed on the request of either the Landlord or the Tenant by the President PROVIDED ALWAYS THAT:

      (a) the valuer shall be a Chartered Surveyor who shall have not less than ten years experience in valuing property similar to the Demised Premises in and shall be a partner or director of a reputable firm or company of Chartered Surveyors

      (b) the valuer shall act as an arbitrator (unless the parties agree prior to the date of appointment that the valuer shall act as an expert)

      (c)  in the case of the valuer acting as arbitrator

           (i) the arbitration shall be conducted in accordance with the Arbitration Act

           (ii) if any person appointed as the valuer shall die or become unwilling or incapable of acting or if for any other reason he is unable to act then the Landlord or the Tenant may request the President to appoint another valuer to act as an arbitrator in his place

      (d)  in the case of the valuer acting as expert

           (i) the costs of the valuer shall be in his determination and failing such determination such costs shall be borne by the parties in equal shares

           (ii) the valuer shall afford to the Landlord and the Tenant or their representatives reasonable opportunity to make representations (which he will exchange between the parties) and cross representations to him; and

           (iii) if the person appointed as the valuer shall die or become unwilling or incapable of acting or if for any other reason he is unable to act then the Landlord or the Tenant may request the President to appoint another valuer in his place to act as an expert which procedure may be repeated as many times as necessary

6.4 Such increased Principal Rent (if any) shall be payable on and from the relevant Review Date for the residue of the Term or until a greater rent is substituted therefor under this Clause but in the event of the Market Rental Value not having been agreed or determined at the relevant Review Date then the Principal Rent payable immediately prior to that Review Date shall continue to be payable until such agreement or determination and within fourteen days after such agreement or determination the Tenant shall pay the balance due (being the difference between the Principal Rent actually paid from that Review Date and the increased Principal Rent as agreed or determined payable from that Review Date up to and including the day preceding the next ensuing Quarter Day) together with interest at four per centum below the Prescribed Rate on such balance payable from the relevant Review Date until actual payment

6.5 If at any Review Date the Landlord must comply with any Enactment which restricts or modifies the Landlord's right herein to revise the Principal Rent or which shall restrict the Landlord's right to demand or accept payment of the full amount of the Principal Rent for the time being payable under this Lease then on each time that any such Enactment is removed relaxed or modified the Landlord may on giving at least one month's notice to the Tenant expiring after the date of each such removal relaxation or modification review the Principal Rent on the date of such notice expiring and the Principal Rent from such date to the next succeeding Review Date shall be determined in accordance with this Clause

6.6 Any variation of the Principal Rent pursuant to this Clause shall when agreed or determined be recorded by a memorandum endorsed upon or annexed to this Lease and counterpart hereof signed on behalf of the Landlord and the Tenant

6.7 Any delay in the seeking an appointment of a valuer shall in no way prejudice the right to review the Principal Rent and time shall not be of the essence in respect of any dates or periods mentioned in this Clause

7.   PROVISOS
     PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

7.1 Forfeiture: if the rents hereby reserved or any part thereof shall be unpaid for twenty one days after becoming payable (whether formally demanded or not) or if any of the covenants on the part of the Tenant herein contained shall not be materially performed or observed or if the Tenant (or if the Tenant is more than one person any of them) shall be adjudged a bankrupt or (being a company) shall go into liquidation (other than a voluntary liquidation for the purposes of amalgamation or reconstruction of a solvent company in respect of which the Landlord's consent has first been obtained such consent not to be unreasonably withheld or delayed) or if a Receiver Administrator Administrative Receiver or other encumbrancer takes possession of or shall be appointed in respect of the whole or any part of the Tenant's assets or if the Tenant shall make any arrangement with creditors for the liquidation of the debts of the Tenant by composition or otherwise or any voluntary arrangement as defined in the Insolvency Act 1986 or ceases to carry on its business as a whole or becomes unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 then and in any of the said cases it shall be lawful for the Landlord or any person duly authorised by the Landlord in that behalf at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely cease and determine but without prejudice to any right of action or remedy of any party hereto in respect of any antecedent breach of any of the covenants by any party hereto

7.2 Distress: if any part of the Rents sums or other payments hereby reserved or any part thereof shall be in arrears for twenty one days (whether legally demanded or not) it shall be lawful for the Landlord to enter upon the Demised Premises or any part thereof and to distrain and to dispose of in due course of law the distress or distresses then and there found and to apply the proceeds thereof in or towards payments so in arrear and all interest reserved as rent

7.3 No implied easements: nothing herein contained shall by implication of law or otherwise operate to confer upon the Tenant any easement right or privilege whatsoever over or against any adjoining or neighbouring property which would or might restrict or prejudicially affect the future rebuilding alteration development or user of such adjoining or neighbouring property and the Landlord shall have the right at any time to make such alterations to or to pull down and rebuild or redevelop any such adjoining or neighbouring property as it may deem fit without obtaining any consent from or making any compensation to the Tenant

7.4 No restrictions on adjoining property: nothing herein contained or implied shall impose or be deemed to impose any restriction on the use or development of any land or buildings not comprised in this Lease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or by any tenant or occupier of the Landlord in respect of property not comprised in this Lease or shall operate to prevent or restrict in any way the use or development of any land not comprised in this Lease whether the same shall be subject to or free from covenants agreements declarations and stipulations similar to those herein contained and the Landlord shall have no obligation to ensure that any person granted or exercising any right shall exercise such rights in a manner permitting the Tenant to exercise any rights without interference

7.5  Exclusion of Landlord's liability:

     (a) the Landlord shall not in any event be liable to the Tenant in respect of any failure of the Landlord to perform any of its obligations to the Tenant hereunder whether expressed or implied (except for the Landlord's covenant to insure) unless and until the Tenant has notified the Landlord of the facts giving rise to the failure and the Landlord has failed within a reasonable length of time to remedy the same and then in such case the Landlord shall be liable to compensate the Tenant only for loss or damage sustained by the Tenant after such reasonable time shall have elapsed

     (b) no liability shall attach in respect of any breach of any positive covenant (other than covenants for the payment of money) on the part of the Landlord herein contained or implied so long as the Landlord shall be prevented from performing the same by statutory restrictions non-availability of labour or materials or matters beyond its control except that if such breach shall occur as aforesaid the Landlord shall immediately conditions permit remedy such breach

     (c) the Landlord shall not in any circumstances incur any liability in respect of damage to person or property or otherwise by reason of any accidental damage which may be done to the Demised Premises or to any of the goods persons or property of the Tenant or any other person other than may be caused by the act neglect default or misfeasance of the Landlord its servants employees or agents and any services rendered to or for the Tenant on the Tenant's request by a servant or agent of the Landlord shall be deemed to have been rendered by that person as servant of the Tenant

7.6 No warranty as to permitted use: nothing in this Lease contained shall imply or warrant or be deemed to imply or warrant that the Demised Premises may under the provisions of the Planning Acts be used for the purpose herein authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts and that notwithstanding that any such use as aforesaid might not be a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind whatsoever

7.7  Notices:

     (a) any notice to be given under this Lease shall be in writing and may be delivered to the relevant party or sent by registered first class prepaid letter or facsimile to the registered office of that party or to such other address or number as may be notified hereunder by that party from time to time for this purpose and shall be effectual notwithstanding any change of address or facsimile number not so notified and a copy of all notices given by the Landlord to Virata Limited shall be sent to the Tenant's Solicitors Taylor Vinters of Merlin Place Milton Road Cambridge (Reference SB/TLF) or such other firm of solicitors in England and Wales as the Tenant may notify to the Landlord in writing from time to time) provided that this requirement shall not in any way affect the effective service of any notice on Virata Limited

     (b) each such notice shall be deemed to have been given or delivered if by letter twenty four hours after posting it if by delivery when left at the relevant address and if by facsimile when transmitted

7.8 Disputes: any dispute arising between the Tenant and any owner or occupier of any adjoining or neighbouring land or premises as to any easement quasi-easement right or privilege in connection with the Demised Premises and any adjoining and neighbouring land or premises or as to any party or other wall shall be determined by the Landlord's Surveyor for the time being (acting reasonably) whose decision shall (save as to points of law or manifest error) be final and binding on the Tenant

7.9 Removal of Tenant's Goods: if at such time as the Tenant has vacated the Demised Premises after the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within seven days after being requested by the Landlord so to do by a notice in that behalf then and in such a case the Landlord may as the agent of the

     Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belongs to the Tenant and was liable to be dealt with as such pursuant to this sub-clause

7.10 Waiver of Breach: no demand for or receipt of rent or other payment whether paid by direct debit standing order or otherwise by the Landlord after notice or knowledge by the Landlord or its personnel of any breach of any of the Tenant's covenants shall operate as a waiver wholly or partially of such breach and the Tenant shall not be entitled to set up such demand or receipt as a defence in any action or proceeding by the Landlord

7.11 Occupation after Expiry: if and so long as the Tenant shall remain in occupation of the Demised Premises or any part thereof after the expiry of the Term (howsoever occurring) the Tenant shall pay to the Landlord on the usual quarter days a sum equal to the rent and any other monies which would have been due had the term subsisted but no new Lease or extension of the Term thereof shall be created or implied thereby

7.12 Governing law and submission to jurisdiction : This Lease shall be governed by and construed in accordance in all respects with the laws of England and Wales and the Landlord the Tenant hereby irrevocably submits to the non-exclusive jurisdiction of the English Courts and consent to service of process by post or in any other manner permitted by English law

7.13 Superior Landlord: any approval or consent required of the Landlord and any easement right power or discretion excepted reserved or available to the Landlord by this Lease shall be deemed in addition to require the consent of and to except reserve and make the same available to any mortgagee and any superior landlord and any costs and expenses of the Landlord payable by the Tenant by virtue of this Lease shall include all costs and expenses that any superior landlord or mortgagee can recover from the Landlord PROVIDED THAT in the case of any such superior landlord there shall not be implied any obligation to act reasonably in giving its consent unless the superior landlord is required to do so under the terms of the Superior Lease

7.14 Exclusion of Compensation:

     (a) Unless any statutory provision prohibits or modifies the Tenant's right to compensation being excluded or reduced by agreement neither the Tenant nor any undertenant (whether immediate or derivative) shall be entitled to claim any compensation from the Landlord under the Landlord and Tenant Act 1954 on quitting the Demised Premises or any part thereof

     (b) The Tenant shall not be entitled to claim any compensation from the Landlord arising from the reasonable exercise of its rights of entry onto the Demised Premises in accordance with the provisions of this Lease

7.15 Release of Reversioner: On receipt of any application from any person who at any time prior to the date of such application was entitled to the reversion immediately expectant upon the term granted by this Lease for the release of any covenant in respect of the whole or any part of the Property the Tenant shall consent (and shall not serve any notice objecting to) such release

7.16 Commencement: For the avoidance of doubt the provisions of this deed (other than those contained in this Clause) shall not have any effect until this deed has been dated

7.17 Tenancy: This Lease granted in pursuance of an Agreement dated 19th day of December 2000 is a new tenancy for the purposes of Section 1 of the Landlord and Tenant (Covenants) Act 1995

7.18 Contracts (Rights of Third Parties) Act 1999: It is hereby agreed and declared that no person who is not a party to this Lease (other than an assignee of the Tenant) shall be entitled to enforce in its own right any term of this Lease pursuant to the Contracts (Rights of Third Parties) Act 1999

8.   SERVICE CHARGE

     The Landlord and the Tenant covenant one with the other AND IT IS HEREBY AGREED as follows:

8.1 The Tenant shall pay to the Landlord without any deduction by way of further and additional rent the Service Charge

8.2 The Landlord shall be entitled to include as part of the costs of the Landlord's services a reasonable proportion of all such costs expenses and outgoings which are of a periodically recurring nature whenever disbursed incurred or made and which relate to any period of occupation by the Tenant or any undertenant including a sum or sums of money to provide for reasonable anticipated expenditure as the Landlord may reasonably allocate to the year in question as being fair and reasonable in the circumstances and to collect a sum or sums of money for expenditure which is unanticipated at the commencement of the Accounting Year

8.3 The Tenant shall on each of the quarter days for payment of the rent first hereby reserved pay by equal quarterly payments in advance to the Landlord such sum in advance and on account of the Service Charge as the Landlord shall specify at the commencement of the Landlord's Accounting Year at its discretion to be a fair and reasonable interim payment in accordance with the principles of good estate management

8.4 As soon as practicable after the end of the Landlord's Accounting Year or part of a year the Landlord shall supply the Tenant with a copy of a Schedule certified by the Landlord's accountant or managing agent containing a summary of the costs of the Landlord's services in respect of the Landlord's Accounting year or part of a year and showing the Service Charge payable by the Tenant for the year in question (due credit being given for all interim payments made by the Tenant during the year or part of a year in question) and there shall be paid by the Tenant to the Landlord within 14 days of demand the amount of the Service Charge as aforesaid then owing (if any) or any balance then found due and payable or (as the case may require) there shall be allowed by the Landlord to the Tenant against the Tenant's liability for service charge for the next year any amount which may have been overpaid by way of interim payments (and at the end of the Term (howsoever determined) the Landlord shall account and pay to the Tenant any sums paid by way of interim payments on account of Service Charge owing to the Tenant in respect of the final service charge year

8.5 Every certificate of the Landlord's accountant or managing agent as to the cost of the Landlord's services or as to any sum payable by the Tenant hereunder shall (save as to points of law and manifest error) be final and binding on the Landlord and the Tenant and every such certificate shall be in writing

8.6 Any omission by the Landlord to include in any year a sum expended or a liability incurred in that year shall not preclude the Landlord from including such sum or the amount of such liability in any subsequent year or years as the Landlord shall deem fit

8.7 The provision of this Clause shall continue to apply notwithstanding the expiration or sooner determination of the Term (though only in respect of the period up to such expiration or sooner determination)

8.8 The Landlord may withhold and extend or vary the Landlord's services or any of them from time to time if the Landlord deems it necessary so to do in the interests of good estate management

9.   SURETY COVENANTS

     In consideration of the demise contained in this Lease having been made at the Surety's request the Surety hereby covenants with the Landlord in the terms of the Seventh Schedule


IN WITNESS whereof the parties to this Deed being companies have caused their respective Common Seals to be hereunto affixed and being individuals have hereunto set their hands and seals the day and year first before written

                              THE FIRST SCHEDULE
                            (The Demised Premises)

All those premises comprising the building known or to be known as Unit 230 Cambridge Science Park Milton Road Cambridge as the same are shown for identification on Plan 1 and thereon edged red being part of the land registered under Title Number CB 121576 and are shown by way of further identification on Plans 2 and 3

                              THE SECOND SCHEDULE
                     (Easements and other rights granted)

Subject to compliance with any existing or future regulations relating thereto promulgated by the Landlord from time to time and in common with the Landlord and all other persons having similar rights:

1. The right (so far as the Landlord has power to grant the same) of passage and running of the Services from and to the Demised Premises through the Conduits in or through the Estate provided that the Landlord may at any time alter the route of any such Conduits on not less than two weeks prior notice (save in case of emergency) and the minimum disturbance is caused to the Tenant

2. The right to pass and repass at all times with or without vehicles from and to the public highway and the loading areas and the waste compactor which the Tenant is entitled to use from and to the Demised Premises over and along the roads and accessways of the Common Parts of the Estate provided that the Tenant shall not cause or permit any vehicles or trailers to be parked thereon

3. The right to keep a waste compactor in such area as the Landlord may designate and in the manner to be approved by the Landlord

4. The right to exclusive use of 123 car parking spaces shown edged yellow on Plan 1

5. The right to provide a sheltered bike rack of a design to be first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) in the area shown edged yellow on Plan 1 (or such other area as the Landlord shall have first approved in writing (such approval not to be unreasonably withheld and delayed)) for up to a maximum of 50 bicycles

6. The right on prior written notice (except in an emergency) to enter on to other parts of the Estate together with work people and materials to connect into and repair the Conduits serving the Demised Premises and for the proper performance of the Tenant's covenants herein contained the person or persons exercising such right making good all physical damage to the Estate thereby occasioned

7. The benefit of rights granted by or referred to in the deeds and documents mentioned in the Fifth Schedule insofar as the same are still subsisting and capable of taking effect and affect the Demised Premises

8. Subject to the prior written approval of the Landlord under the Superior Lease the right to have the name or trading name of the Tenant displayed on any common signboard for the Estate

                              THE THIRD SCHEDULE
                         (Exceptions and Reservations)
                  In favour of the Landlord and its personnel
                   and all other persons authorised by it or
                who now have or may hereafter be granted by the
                            Landlord similar rights

1. The full free and uninterrupted passage and running of the Services to and from any adjoining or neighbouring property and the buildings now or hereafter to be erected thereon and for the benefit of the respective owners lessees or occupiers for the time being thereof through the Conduits which now are or may hereafter be in upon over or under the Demised Premises

2. The full and free right and liberty to enter after giving not less than two working days prior written notice (except in an emergency when no notice shall be required) upon the Demised Premises at all times for the purpose of connecting laying inspecting repairing cleansing maintaining amending altering replacing relaying or renewing the Conduits referred to in Paragraph 1 of this Schedule the person or persons exercising such right making good all physical damage to the Demised Premises thereby occasioned to the reasonable satisfaction of the Tenant but without any liability to pay any compensation

3. The full right and liberty to rebuild or execute alterations repairs and other works upon or to any adjoining or neighbouring property in such manner as the Landlord or the person or persons exercising such right may think fit notwithstanding any interferences with or reasonable damage caused thereby to the Demised Premises or to the access or enjoyment of light or air to or in respect of the Demised Premises or that such rebuilding or alterations repairs and other works shall temporarily interfere with the use or occupation of the Demised Premises the person or persons exercising such right making good all physical damage to the Demised Premises thereby occasioned to the reasonable satisfaction of the Tenant but without any liability to pay any compensation

4. The full and free right and liberty accompanied by a member of the Tenant's staff to enter (after not less than two working days prior notice (except in an emergency when no notice shall be required) and then without having to be attended by a member of the Tenant's staff) upon the Demised Premises at all times:

     (a) in order to clean decorate repair alter or rebuild any adjoining or neighbouring premises and/or to repair maintain or renew the Irrigation System

     (b) for any other purpose in connection with the performance of the Landlord's rights and obligations under the Lease on completion of any of such works the person or persons exercising such right or rights making good all physical damage to the Demised Premises thereby occasioned to the reasonable satisfaction of the Tenant and causing as little inconvenience as possible but without any liability to pay compensation

5.   The full and free right and liberty to use the Irrigation System

6. The full and free right of support shelter and protection and all other easements and rights now or hereafter belonging to or enjoyed by any adjoining or neighbouring property

7. All rights of light and air and all other easements and rights now or hereafter belonging to or enjoyed by any adjoining or neighbouring property over the Demised Premises

8. Right in the case of fire or other emergency to enter upon the Demised Premises with or without all necessary workmen equipment and materials to execute and take all necessary or desirable measures and precautions the person or persons exercising such right or rights making good all physical damage to the Demised Premises thereby occasioned to the reasonable satisfaction of the Tenant and causing as little inconvenience as possible but without any liability to pay any compensation

9. The rights granted by or referred to in the deeds and documents mentioned in the Fifth Schedule insofar as these are still subsisting and relate to the Demised Premises

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED that (as appropriate) all the foregoing provisions of this Schedule as regards anything not in being at the date hereof shall apply and be effective only during the shorter of the following periods namely the duration of the Term or eighty years from the date hereof

                              THE FOURTH SCHEDULE
                  (Particulars of the Landlord's services and
                                 other matters
                 in respect of which the Tenant is to pay the
                                Service Charge)

1.   The Common Parts

     Inspecting repairing decorating renewing rebuilding replacing cleansing lighting and maintaining the Common Parts and the party structures of the Estate

2.   Common Facilities

     Making repairing maintaining decorating and cleansing and (where necessary) rebuilding or renewing all areas party structures conduits or other items whatsoever which may belong to or be capable of being used or enjoyed by the Estate in common with any other property or properties

3.   Staff

3.1 Providing staff for the day to day running of the Estate and the installations therein including (but without prejudice to the generality of the foregoing) cleaning and maintenance and for the general management and security of the Estate

3.2 Providing repairing maintaining decorating heating and lighting any accommodation and facilities for the Estate management staff within the Estate

3.3 Providing repairing and replacing all tools appliances materials and equipment for the proper performance of the duties of any such staff including uniforms and other working clothes

4.   Insurance

     Insuring and keeping insured the Common Parts of the Estate in accordance with the Landlord's covenant hereinbefore contained against the Insured Risks (including any insurance valuation fees) and effecting or maintaining insurance in respect of any public third party and employers' liability of the Landlord arising out of or in connection with any matter involving or relating to the Estate and any other insurance properly maintained by the Landlord in respect of the Estate

5.   Open Areas and Waste Disposal

5.1 Keeping any parts of the Estate which are unbuilt upon clear of all rubbish and free from weeds and in a neat and tidy condition and (as may be appropriate) the cost of keeping all grassed areas regularly mown all borders properly stocked and tended and all trees properly lopped topped and pruned

5.2 Providing maintaining repairing and renewing any compacting equipment dustbins or similar receptacles and equipment for refuse for the Estate and removal and disposal of refuse from the Estate

5.3 Providing maintaining repairing and renewing such seats benches trees shrubs flowers grass and other plants and landscaped areas water equipment flags flag poles or other like amenities as the Landlord shall at its discretion provide for the benefit of the tenants on the Estate and the amenity of the Common Parts

6.   Rates and Services

6.1 Paying all general and water rates and all other existing and future rates taxes duties charges assessments and outgoings whatsoever (whether parliamentary parochial local or of any other description) for the time being payable in respect of the Common Parts of the Estate

6.2 Paying the costs for the provision of the services in respect of the Common Parts of the Estate

7.   Statutory Requirements

7.1 Paying the costs of and incidental to the compliance by the Landlord with every notice regulation or order of any competent or local or other authority in relation to the Common Parts of the Estate

7.2 Paying the proper costs of taking all or any steps deemed by the Landlord to be desirable or expedient for complying with making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning public health public highways streets drainage or other matters relating or alleged to relate to the Estate for which the Tenant or other tenants of the Estate are not directly liable under the terms of the demise to them

8.   Signs

8.1 Providing and maintaining advertisements directional signs and other hoardings (if any) relating to the Estate as a whole or any part whether inside or outside the boundaries of the Estate

8.2 Providing and maintaining (at the Landlord's discretion) a signboard for the Estate giving the names and positions of occupiers of units within the Estate

9.   Security

     Providing (at the discretion of the Landlord) maintaining repairing and replacing such security measures and devices (including burglar alarms close circuit television and surveillance systems) for the Estate as the Landlord may deem to be necessary or desirable in the interests of good estate management

10.  Car Parking

     Managing and maintaining the car parking areas within the Estate including installation repair and renewal of all barriers and other installations therein and keeping the same open for use by those visiting the Estate

11.  Lighting to Roadways and Pathways

     Lighting those parts of the roadways and pathways forming part of the Common Parts which it is appropriate to light between such times as the Landlord shall properly determine including insurance maintenance servicing repair and decoration of the lighting system

12.  Management Charges

     All proper fees charges expenses and commissions of any accountants surveyors and all proper fees of architects solicitors or any professional advisors whom the Landlord may from time to time employ to manage and/or supervise the Estate on its behalf together with the fees and expenses incurred in preparing accounts and certificates of the costs of the Landlord's services. In the event of the Landlord deciding in its absolute discretion at any time or from time to time not to employ agents to manage and/or supervise the Estate as aforesaid then the Landlord shall be entitled instead to include as part of the costs of the Landlord's services a management fee to cover the costs of the Landlord (to include a sum for overheads) in the management and supervision of the Estate generally including (but without prejudice to the generality of the foregoing) the carrying out of the matters referred to in this Schedule and the ascertainment of the amount of the costs of the Landlord's services and their apportionment between the tenants of units in the Estate and for the avoidance of doubt (but without prejudice to the Landlord's right to recover the costs of recovering rent pursuant to the terms of this Lease) the Tenant shall not be obliged to pay any fees levied for the collection of rent by way of service charge

13.  The Estate

     A fair and proper proportion to be determined by the Landlord's Surveyor (whose decision shall be final and binding) of all costs incurred by or payable by the Landlord in connection with services or supplies insofar as they relate to the Estate and/or any other services or supplies in connection with the Estate whether relating to the Common Parts or otherwise

14.  Superior Lease

     A fair and proper proportionate part of the rents specified in the Second Part of the Third Schedule to the Superior Lease paid by the Landlord to the Superior Landlord (other than the moneys referred to in paragraph (3) of the Second Part of the Third Schedule to the Superior Lease)

15.  General

     Any other services supplies and works as the Landlord may deem desirable or necessary in the interests of good estate management for the benefit of the Estate or any part thereof or the lessees tenants or occupiers thereof or for securing or enhancing any amenity of or within the Estate

                              THE FIFTH SCHEDULE
                  (Deeds and Documents affecting the Demised
                                   Premises)


Date               Description of Document          Parties

27.03.90           Lease (hereinbefore defined as   (1) The Master Fellows and Scholars of
                   the "Superior Lease") (Phase         the College of the Holy and Undivided
                   II) as varied by                     Trinity within the Town and University
                                                        of Cambridge of King Henry VIII's
                                                        Foundation
                                                    (2) The General Electric Company plc

05.11.92           Deed of Variation                (1) The Masters Fellows and Scholars of
                                                        Trinity College Cambridge
                                                    (2) The Equitable Life Assurance Society


26.06.84           Section 52 Agreement             (1) South Cambridgeshire District
                                                        Council
                                                    (2) The Master Fellows and Scholars of
                                                        the College of the Holy and Undivided
                                                        Trinity within the Town and University
                                                        of Cambridge of King Henry the VIII's
                                                        Foundation

                   Title Number CB121576

                              THE SIXTH SCHEDULE
                            Covenants by the Surety

1. The Surety hereby irrevocably and unconditionally GUARANTEES to the Landlord as a continuing guarantee the payment when due of all sums due owing or outstanding from the Tenant to the Landlord under this Lease and the due performance by the Tenant of the Tenant's Covenants and agrees to indemnify the Landlord from and against all loss damage costs and expenses which the Landlord may suffer through or arising from any failure by the Tenant to perform any of the Tenant's Covenants or any failure by the Tenant duly fully and punctually to pay any such sum or any other sum required to be paid by it in relation to or otherwise to perform its said obligations

2. The Surety HEREBY FURTHER COVENANTS irrevocably and unconditionally with the Landlord that if the Tenant shall become Insolvent and/or this Lease is vested in the Crown as bona vacantia and/or this Lease is disclaimed and/or forfeited and/or the Term is otherwise determined prior to its contractual expiry the Surety will (if so required by the Landlord within six months of the Landlord learning of the relevant event) accept from and execute and deliver to the Landlord a counterpart of a new lease of the Demised Premises for a term commencing on the date of such disclaimer or other event putting an end to the effect of this Lease as aforesaid and continuing for the residue then remaining unexpired of the Term the Surety to be responsible for the costs of both parties in connection with such new lease (together with any Value Added Tax payable thereon) and to reserve the same rents and other sums as are then reserved and made payable by this Lease and to be subject to the same covenants conditions and provisions (including the provisions for the review of rent at the times and in manner contained in this Lease) as are contained in this Lease

3. All sums payable hereunder by the Surety shall be paid immediately on demand by the Landlord in full without any deduction withholding counter-claim or set off and if the Surety is compelled by law to make any deduction or withholding from any such sums or if any payment hereunder shall be or become subject to any tax duty levy or impost of any nature (whether before or after the same has been paid to the Landlord) excluding any tax (other than Value Added Tax) assessable on the Landlord in respect of any income from the Demised Premises the Surety shall (insofar as permitted by law) immediately pay to the Landlord such additional amount or amounts as will result in payment to and retention by the Landlord of the full amount which would have been received and retained by the Landlord but for such deduction or withholding or the imposition of such tax duty levy or impost

4. Without prejudice to the Landlord's rights against the Tenant as between the Landlord and the Surety the Surety shall be liable hereunder as if it were solely and principally liable and not merely a surety and its liability hereunder shall not be released discharged or diminished by:

     (a) any legal limitation lack of capacity or authorisation or defect in the actions of the Tenant in relation to any invalidity or unenforceability of or any variation (whether or not agreed by the Surety) of any of the terms of this Lease the insolvency (or in the case of an individual Tenant death) of the Tenant or any change in the Tenant's identity constitution status or control; or

     (b) any forbearance neglect or delay in seeking performance of the obligations of the Tenant any granting of time indulgence or other relief to the Tenant in relation to such performance or any composition with discharge waiver or release of the Tenant; or

     (c) any other act omission fact or circumstance which might otherwise release discharge or diminish the liability of a guarantor

5. Any release settlement or discharge between the Landlord and the Surety shall be conditional upon no security or payment made or given to the Landlord being avoided reduced set aside or rendered unenforceable by virtue of any provision or enactment now or hereafter in force relating to bankruptcy insolvency or liquidation and if any such security or payment shall be avoided reduced set aside or rendered unenforceable the Landlord shall be entitled to recover the full amount or value of any such security or payment from the Surety and otherwise to enforce this Schedule as if such release settlement or discharge had not taken place

6. This guarantee is given to the Landlord by the Surety under seal and shall enure for the avoidance of doubt not merely for the benefit of the Landlord but for the benefit of any successor in title (however such title devolves) of the Landlord

7.   The  Surety HEREBY FURTHER COVENANTS  with the Landlord

     (a) to notify the Landlord from time to time in writing forthwith of any change (in the case of a company) to the registered office of the Surety or (in the case of an individual) to the address of the Surety and any notice request application consent approval or other notification served by the Landlord on the Surety shall be deemed to have been given or delivered if by letter forty eight hours after posting it if by delivery when left at the relevant address and shall be effectual notwithstanding any change of address not so notified

     (b) to submit to the jurisdiction of Courts in England and Wales and to accept service of document notice proceedings or otherwise at the address in England and Wales set out on page one of this Lease

     (c) to keep the Landlord fully and effectually indemnified from and against all actions demands claims liabilities losses damages costs and expenses whatsoever (including all interest penalties legal and other costs and expenses together with Value Added Tax thereon if applicable) arising directly or indirectly through the failure or omission by the Surety to comply with paragraphs 7(a) and 7(b) above

EXECUTED as a DEED by                       )
                     as the                 )
Attorney of The Equitable Life Assurance    )
Society (in exercise of a Power of Attorney )
executed as a Deed dated 6 March 2001) in   )
the presence of:                            )

NAME
ADDRESS

OCCUPATION

                              (THE COMMON SEAL of VIRATA
                              (LIMITED was hereunto affixed in the
                              (presence of:


                                  Director



                                  Secretary


                              (EXECUTED as a DEED by VIRATA
                              (CORPORATION